Exhibit 10.5

EXECUTION VERSION

Dated 18 May 2022

First Amendment Agreement

in respect of a
Revolving Facility Agreement
dated 1 October 2021

between

Expro Holdings UK 2 Limited

as Obligors’ Agent

and

DNB Bank ASA, London Branch

as Agent

This First Amendment Agreement (this “Agreement”) is dated 18 May 2022 and made between:

(1)	Expro Holdings UK 2 Limited on behalf of itself and as Obligors’ Agent; and

(2)	DNB Bank ASA, London Branch (the “Agent”) on behalf of itself and as agent on behalf of the other Finance Parties.

Whereas:

(A)

Reference is made to the revolving facility agreement dated 1 October 2021 between, among others, the Parent, the Borrowers and the Guarantors (each as defined therein), the Agent and the Security Agent (as defined therein) (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Revolving Facility Agreement”).

(B)

Pursuant to a consent request letter dated 10 March 2022 (the “Consent Request Letter”) the Parent requested the Lenders consent to certain transactions and amendments to the Revolving Facility Agreement.

(C)	Pursuant to the Consent Request Letter, the parties wish to amend the Revolving Facility Agreement on the terms and subject to the conditions set out in this Agreement.

(D)	Pursuant to clause 41 (Amendments and Waivers) of the Revolving Facility Agreement, the Agent is authorised to effect, on behalf of any Finance Party, any amendment or waiver permitted by that clause.

(E)

Pursuant to clause 2.5 (Obligors’ Agent) of the Revolving Facility Agreement, Expro Holdings UK 2 Limited is appointed as agent of each Obligor in respect of the Revolving Facility Agreement and is authorised to make such agreements and to effect relevant amendments, supplements and variations capable of being given, made or effected by any Obligor.

It is agreed as follows:

1.	Definitions and Interpretation

(1)	Interpretation

(a)	Save as defined in this Agreement, words and expressions defined in the Revolving Facility Agreement shall have the same meanings in this Agreement.

(b)

Clauses 1.2 (Construction) and 1.4 (Third Party Rights) of the Revolving Facility Agreement shall be deemed to be incorporated into this Agreement save that references in the Revolving Facility Agreement to “this Agreement” shall be construed as references to this Agreement.

(2)	Definitions

In this Agreement the following expressions shall have the following meanings:

“Amended Revolving Facility Agreement” means the Revolving Facility Agreement, as amended by this Agreement.

“Secured Obligations” has the meaning given to that term in the Intercreditor Agreement.

2.	Amendments to the Revolving Facility Agreement

(1)	Pursuant to the terms of the Revolving Facility Agreement:

(a)	Expro Holdings UK 2 Limited on behalf of itself and as Obligors’ Agent consents to each of the amendments to the Revolving Facility Agreement contemplated by this Agreement; and

(b)	the Agent on behalf of itself and as agent on behalf of the other Finance Parties consents to each of the amendments to the Revolving Facility Agreement contemplated by this Agreement.

(2)	With effect from the date of this Agreement:

(a)	the amendments to the Revolving Facility Agreement set out in Schedule 1 (Agreement Amendments) shall be deemed made, in each case, on the terms and conditions (if any) stated; and

(b)	all references in the Revolving Facility Agreement to “this Agreement” shall include the Revolving Facility Agreement as amended by this Agreement.

(3)

With effect from the date of this Agreement, the Revolving Facility Agreement and this Agreement shall be read and construed as one document and references in the Revolving Facility Agreement and in each of the Finance Documents to the Revolving Facility Agreement shall be read and construed as references to the Revolving Facility Agreement as amended by this Agreement; and save as amended by this Agreement, the Revolving Facility Agreement and each Finance Document to which it is a party shall continue in full force and effect.

(4)

The Obligors’ Agent (for and on behalf of the Parent) and the Agent designate this Agreement as a Finance Document by execution of this Agreement for the purposes of the definition of “Finance Document” in the Revolving Facility Agreement.

3.	Reorganisation Undertakings

(1)

Pursuant to clause 31.4 of the Revolving Facility Agreement (Additional Guarantors) and subject to the Agreed Security Principles, the Parent shall procure that US Newco (as defined in the Consent Request Letter, being a newly formed, wholly owned member of the Group organized in the United States of America (“US Newco”)) will, as soon as possible after becoming a Material Company (including, for the avoidance of doubt, as a result of its holding of shares in any Obligor, as contemplated by the Consent Request Letter) and in any event within 45 days (or such later date as the Agent may agree in its discretion (acting reasonably)) thereafter, become an Additional Guarantor by delivering to the Agent:

(a)	an Accession Deed duly completed and executed by the Parent and US Newco; and

(b)	all of the applicable documents and evidence listed in Part 2 of Schedule 2 (Conditions Precedent) of the Revolving Facility Agreement in relation to US Newco.

4.	Confirmations

(1)

The Obligors’ Agent (for itself and for and on behalf of each of the Obligors) confirms that the guarantee and indemnity contained in clause 23 (Guarantee and Indemnity) of the Revolving Facility Agreement and/or each Finance Document to which it is a party shall, after giving effect to the amendments effected by this Agreement, on and after the date of this Agreement:

(a)

continue in full force and effect and extend to the liabilities and obligations of each of the Obligors under the Amended Revolving Facility Agreement and the other Finance Documents (as amended from time to time); and

(b)	continue to constitute legal, valid and binding obligations of the Guarantors enforceable in accordance with their terms.

(2)

The Obligors’ Agent (for itself and for and on behalf of each Obligor) confirms that after giving effect to the amendments effected by this Agreement, each of the security interests created under any Transaction Security Documents:

(a)

continue in full force and effect as security for the payment or discharge of all Secured Obligations under the Debt Documents (including, without limitation, the Amended Revolving Facility Agreement); and

(b)	continue to constitute legal, valid and binding obligations of the relevant Obligors enforceable in accordance with their terms.

(3)

The Obligors’ Agent (for and on behalf of the Parent) confirms that the Parent shall (and shall procure that each of the Obligors will), at the request of the Agent and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments effected or to be effected pursuant to this Agreement.

5.	Representations and Warranties

(1)

Expro Holdings UK 2 Limited represents and warrants to the Agent and to the Lenders that it has been, and remains, appointed and authorised to act as the Obligors’ Agent in accordance with clause 2.5 (Obligors’ Agent) of the Revolving Facility Agreement.

(2)	The Obligors’ Agent and each other Obligor jointly and severally, in each case, on the date of this Agreement:

(a)	makes the Repeating Representations as if references to “this Agreement” in those Repeating Representations were references to this Agreement; and

(b)

represents and warrants that it has not amended or varied any of its constitutional documents since the date such documents were delivered to the Agent pursuant to clause 4.1 (Initial Conditions Precedent) of the Revolving Facility Agreement, other than as permitted or required pursuant to the Revolving Facility Agreement.

6.	Costs and Expenses

The provisions of clause 22 (Costs and Expenses) of the Revolving Facility Agreement shall apply to this Agreement as if it were expressly set out in this Agreement with the necessary changes being made and with each reference in the Revolving Facility Agreement to “this Agreement” being construed as references to this Agreement.

7.	Incorporation of Terms

The terms of clauses 37 (Notices), 39 (Partial Invalidity) and 40 (Remedies and Waivers) of the Revolving Facility Agreement shall be deemed to be incorporated into this Agreement save that references in the Revolving Facility Agreement to “this Agreement” shall be construed as references to this Agreement.

8.	Counterparts

This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

10.	Enforcement

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraph (1) above no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1    Agreement Amendments

Part 1	Change of Control Amendment

(1)	The definition of “Change of Control” in clause 1.1 (Definitions) of the Revolving Facility Agreement shall be amended by removing clauses (b), (c) and (d) and adding a new clause (b), as follows:

“Change of Control” means

(a)

any person or group of persons acting in concert who do not control the Group as of the date of this Agreement acquire (directly or indirectly) beneficially more than 30 per cent. of the issued voting share capital of the Parent where acting in concert means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co‑operate, through the acquisition and/or ownership of voting shares in the Parent, to obtain or consolidate control (directly or indirectly) of the Parent provided that the persons voting in the same or consistent manner at any general meeting of the Parent will not be considered to be acting in concert by virtue only of exercising their votes in such manner;

~~(b)~~	~~the Parent ceasing to own and control all of the shares in Frank~~’~~s International LP B.V.;~~

~~(c)~~	~~the Parent ceasing to own and control all of the shares in Frank~~’~~s International Partners B.V.;~~

~~(d)~~	~~the Parent ceasing to own and control all of the shares in Blackhawk Group Holdings LLC; or~~

(b)

the Parent or another Obligor ceasing to own and control all of the shares in Frank’s International (Gibraltar) Limited, other than pursuant to a Third Party Disposal or paragraph (d) of the definition of “Permitted Transaction”; or

(c)	the Parent ceasing to own and control all of the shares in New Eagle Holdings Limited.

Part 2    Letters of Credit Amendment

(1)

Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit), paragraph (b) of clause 6.3 (Completion of a Utilisation Request for Letters of Credit) and paragraphs (a) through (d) of clause 7.3 (Indemnities) of the Revolving Facility Agreement shall be amended to add the highlighted text as follows:

6.2	Delivery of a Utilisation Request for Letters of Credit

A Borrower (or the Parent on its behalf) may request a Letter of Credit to be issued for itself (including for and on behalf of a Subsidiary of the Parent) by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. For the avoidance of doubt, the obligations of the Borrower (or the Parent) under this Agreement shall not be affected in any way whatsoever when a Letter of Credit is issued for and on behalf of a Subsidiary of the Parent and that Subsidiary shall have no rights, remedies nor obligations under this Agreement. This Agreement does not purport to regulate the relations between any Borrower or the Parent and their Subsidiaries for and on behalf of which a Letter of Credit is issued pursuant to this Agreement.

6.3	Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies that it is for a Letter of Credit;

(b)

it identifies the Borrower of the Letter of Credit and if the Letter of Credit is issued for that Borrower for and on behalf of a Subsidiary of the Parent, that Borrower shall (a) identify the relevant Subsidiary; (b) supply such documentation and other evidence in respect of the underlying transaction of that Letter of Credit, as is reasonably requested by the Fronting Bank in order for the Fronting Bank to carry out and be satisfied it has complied with all necessary anti-money laundering and financial crime prevention checks under all applicable laws and regulations; and (c) if such Subsidiary is not a wholly-owned member of the Group (A) supply the identity of all minority shareholders if their interests in that Subsidiary represent (in aggregate) less than 10% of its issued capital stock; and (B) supply such documentation and other evidence in respect of the minority shareholders if their interests in that Subsidiary represent (in aggregate) 10% or more of its issued capital stock, as such documentation or other evidence is reasonably requested by the Fronting Bank in order for the Fronting Bank to carry out and be satisfied it has complied with all necessary “know your customer” or similar identification checks under all applicable laws and regulations;

7.3	Indemnities

(a)

Each Borrower shall immediately on demand indemnify the Fronting Bank against any cost, loss or liability incurred by the Fronting Bank (otherwise than by reason of the Fronting Bank’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non‑appealable judgment) in acting as the Fronting Bank under any Letter of Credit requested by (or on behalf of) that Borrower (including for and on behalf of a Subsidiary of the Parent) (including, without limitation, as a result of the relevant Borrower’s failure to provide cash collateral or a counter‑indemnity, as required pursuant to paragraph (d) of Clause 6.5 (Term of Facility B Letters of Credit)).

(b)

Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Fronting Bank against any cost, loss or liability incurred by the Fronting Bank (otherwise than by reason of the Fronting Bank’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non‑appealable judgment) in acting as the Fronting Bank under any Letter of Credit (unless the Fronting Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(c)

The Borrower which requested (or on behalf of which the Parent requested) a Letter of Credit (including for and on behalf of a Subsidiary of the Parent) shall immediately on demand reimburse any Lender for any payment it makes to the Fronting Bank under this Clause 7.3 in respect of that Letter of Credit.

(d)

The obligations of each Lender or Borrower under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part. For the avoidance of doubt, the Borrower which requested (or on behalf of which the Parent requested) a Letter of Credit shall remain primarily liable for the Letter of Credit irrespective of whether such Letter of Credit is issued for and on behalf of a Subsidiary of the Parent.

(2)

The definition of “Facility B Letter of Credit” in clause 1.1 (Definitions) of the Revolving Facility Agreement shall be amended so that each instance of the words “USD 500,000” in paragraphs (a) and (b) of such definition is replaced with the words “USD 1,000,000”.

Part 3	Share Buyback Amendment

(1)	Clause 27.20 (Dividends and Share Redemption) of the Revolving Facility Agreement shall be amended to add a new clause (iii) to paragraph (b) thereof, as follows:

(b)	Paragraph (a) above does not apply to:

(i)

the extent that the actions set out in paragraphs (a)(i) and (a)(ii) are taken by (A) an Obligor for the benefit of another Obligor; or (B) a member of the Group which is not an Obligor for the benefit of another member of the Group; ~~or~~

(ii)	a Permitted Transaction (other than one referred to in paragraph (c) of the definition of that term); or

(iii)

any dividend or distribution by the Parent or any redemption, repurchase, defeasance, retirement or repayment of share capital of the Parent; provided that the total amount of any such payments in the aggregate does not exceed USD50,000,000 (or its equivalent in other currencies) during the term of the Facilities; provided further that, at the time of any such dividend, distribution, redemption, repurchase, defeasance, retirement or repayment, the Parent shall be in compliance on a pro forma basis with the financial covenant set forth in paragraph © (Senior Leverage) of Clause 26.2 (Financial Condition) for the Relevant Period ending on the most recent Quarter Date (after giving effect to such dividend, distribution, redemption, repurchase, defeasance, retirement or repayment).

*         *         *

Signatories

Expro Holdings UK 2 Limited for itself and as Obligors’ Agent	/s/ John McAlister By: John McAlister

[Signature Page to First Amendment Agreement]

The Agent
DNB Bank ASA, London Branch	/s/ Kay Newman By: Kay Newman

/s/ Craig Ramsay By: Craig Ramsay

[Signature Page to First Amendment Agreement]